Effective December 9, 2002 Digitale Telekabel AG has changed its name to DTA Holding Aktiengesellschaft

Exhibit A to Deposit Agreement
THE RIGHTS OF OWNERS OF AMERICAN DEPOSITARY SHARES TO
EXERCISE RIGHTS AS BENEFICIAL OWNERS
OF ORDINARY SHARES MAY BE LIMITED OR RESTRICTED AS
DESCRIBED IN ARTICLES 16, 22 AND 23 BELOW
No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one
deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF DM 5 EACH OF
DIGITALE TELEKABEL AG
(INCORPORATED UNDER THE LAWS OF
THE FEDERAL REPUBLIC OF GERMANY)
The Bank of New York as depositary (hereinafter called
 the "Depositary"), hereby certifies that _____,
or registered assigns IS THE OWNER OF _____________________ AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares (herein called
"Shares") of Digitale Telekabel AG, incorporated under
the laws of the Federal Republic of Germany (herein
called the "Company").  At the date hereof, each American
 Depositary Share represents one Share which is either deposited or subject to deposit under the deposit agreement at the main Frankfurt, Germany offices of
Dresdner Bank AG and Deutsche Bank AG (herein collectively
 called the "Custodian").  The Depositary's Corporate
Trust Office is located at a different address than its
 principal executive office.  Its Corporate Trust Office
 is located at 101 Barclay Street, New York, N.Y. 10286,
 and its principal executive office is located at One
Wall Street, New York, N.Y. 10286.
THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.  10286
1.
THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue
(herein called "Receipts"), all issued and to be issued
 upon the terms and conditions set forth in the deposit agreement, dated as of December 30, 1996, as amended and restated as of September 27, 1999 (herein called
the "Deposit Agreement"), by and among the Company,
the Depositary, and all Owners and holders from time
to time of Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a party thereto
 and become bound by all the terms and conditions thereof.
 The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the
Depositary in respect of the Shares deposited thereunder
 and any and all other securities, property and cash from
 time to time received in respect of  such Shares and
held thereunder (such Shares, securities, property,
and cash are herein called "Deposited Securities").
Copies of the Deposit Agreement are on file at the
Depositary's Corporate Trust Office in New York City
 and at the office of the Custodian.
The statements made on the face and reverse of this
Receipt are summaries of certain provisions of the
Deposit Agreement and are qualified by and subject to
 the detailed provisions of the Deposit Agreement, to
 which reference is hereby made. Capitalized terms not
 defined herein shall have the meanings set forth in
the Deposit Agreement.
2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the
Depositary of this Receipt, and upon payment of the
fee of the Depositary provided in this Receipt, and
subject to the terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to delivery,
to him or upon his order, of the Deposited Securities
at the time represented by the American Depositary
Shares for which this Receipt is issued.  Delivery of
 such Deposited Securities may be made by the delivery
 of (a) certificates in the name of the Owner hereof
or as ordered by him or by the delivery of certificates
 properly endorsed or accompanied by proper instruments
 of transfer and (b) any other securities, property and
 cash to which such Owner is then entitled in respect
of this Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the office of
the Custodian or at the Corporate Trust Office of the
 Depositary, provided that the forwarding of
certificates for Shares or other Deposited Securities
 for such delivery at the Corporate Trust Office of
the Depositary shall be at the risk and expense of
the Owner hereof.  A Receipt surrendered for such
 purposes may be required by the Depositary to be
 properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner hereof shall execute and
deliver to the Depositary a written order directing
 the Depositary to cause the Deposited  Securities
being withdrawn to be delivered to or upon the written
order of a person or persons designated in such order.
 Thereupon the Depositary shall direct the Custodian
 to deliver at the Frankfurt, Germany office of such
Custodian, subject to Sections 2.6, 3.1 and 3.2 and
to the other terms and conditions of the Deposit
Agreement, to or upon the written order of the
person or persons designated in the order delivered
to the Depositary as above provided, the amount of
 Deposited Securities represented by the American
Depositary Shares evidenced by  such Receipt, except
 that the Depositary may make delivery to such person
 or persons at the Corporate Trust Office of the
Depositary of any dividends or distributions with
respect to the Deposited Securities represented by
the American Depositary Shares evidenced by such
Receipt, or of any proceeds of sale of any dividends,
 distributions or rights, which may at the time be
 held by the Depositary.  Notwithstanding any other
 provision of the Deposit Agreement or this Receipt,
 the surrender of outstanding Receipts and withdrawal
 of Deposited Securities may  be suspended  only for
(i) temporary delays caused by closing the transfer
books of the Depositary or the Company or the deposit
 of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or
 governmental regulations relating to the Receipts
or to the withdrawal of the Deposited Securities.
3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable, without unreasonable delay, on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person
 or by a duly authorized attorney, upon surrender of
this Receipt properly endorsed for transfer or accompanied
 by proper instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the expenses
of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.
  This Receipt may be split into other such Receipts,
or may be combined with other such Receipts into one
Receipt, evidencing the same aggregate number of
 American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up,
 combination, or surrender of any Receipt or withdrawal
 of any Deposited Securities, the Depositary, the
 Custodian, or Registrar may require payment from
 the presentor of the Receipt of a sum sufficient
 to reimburse it for any tax or other governmental
charge and any stock transfer or registration fee
with respect thereto (including any such tax or charge
 and fee with respect to Shares being deposited or
withdrawn) and payment of any applicable fees as
provided in this Receipt, may require the production
 of proof satisfactory to it as to the identity and
 genuineness of any signature and may also require
 compliance with any regulations   the Depositary
may establish consistent with the provisions of the
 Deposit Agreement or this Receipt.
The delivery of Receipts against deposits of Shares
 generally or against deposits of particular Shares
 may be suspended, or the transfer of Receipts in
 particular instances may be refused, or the registration
 of transfer of outstanding Receipts generally may
 be suspended, during any period when the transfer
 books of the Depositary are closed, or if any such
 action is deemed necessary or advisable by the
Depositary or the Company at any time or from time
 to time because of any requirement of law or of
 any government or governmental body or commission,
 or under any provision of the Deposit Agreement or
 this Receipt, or for any other reason, subject to
the provisions of the following sentence.  Notwithstanding
 anything to the contrary in the Deposit Agreement
or this Receipt, the surrender of outstanding Receipts
 and withdrawal of Deposited Securities may not be
suspended subject only to (i) temporary delays caused
 by closing the transfer books of the Depositary or
the Company or the deposit of Shares in connection
with voting at a shareholders' meeting, or the payment
 of dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations relating
 to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to
be registered under the provisions of the Securities
 Act of 1933, unless a registration statement is in
effect as to such Shares.
4. LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become
payable with respect to any Receipt or any Deposited
Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.
  The Depositary may, and at the request of the Company shall, refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American
 Depositary Shares evidenced by such Receipt until such
 payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities
represented by the American Depositary Shares evidenced
by this Receipt, and may apply such dividends or other
 distributions or the proceeds of any such sale in payment
 of such tax or other governmental charge and the Owner
 hereof shall remain liable for any deficiency.
 Notwithstanding any other provision of the Deposit
 Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the
Company or the deposit  of Shares in connection with
voting at a shareholders' meeting, or the payment of
dividends, (ii) the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S. or foreign
 laws or governmental regulations relating to the
Receipts or to the withdrawal of the Deposited Securities.
5. WARRANTIES OF DEPOSITORS.
Every person depositing Shares under the Deposit Agreement
 shall be deemed thereby to represent and warrant that
such Shares and each certificate therefor are validly
issued, fully paid, nonassessable, and free of any
pre-emptive rights of the holders of outstanding Shares
 and that the person making such deposit is duly
authorized so to do.  Every such person shall also
be deemed to represent that the deposit of such
Shares and the sale of Receipts evidencing American
 Depositary Shares representing such Shares by that
person are not restricted under the Securities Act
of 1933.  Such representations and warranties shall
 survive the deposit of Shares and issuance of Receipts.
6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner
of a Receipt may be required from time to time to file
 with the Depositary or the Custodian such proof of
citizenship or residence, exchange control approval,
 or such information relating to the registration on
 the books of the Company or  the Foreign Registrar,
 if applicable, to execute such certificates and to
 make such representations and warranties, as the
Depositary may deem necessary or proper.  The Depositary
 may (and at the request of the Company shall) withhold
 the delivery or registration of transfer of any Receipt
 or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery
 of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  If
 requested by the Company, the Depositary shall
provide, in a timely manner, copies of any such proof
 and certificates that it receives.  No Share shall
be accepted for deposit unless accompanied by evidence
 satisfactory to the Depositary that any necessary
 approval has been granted by any governmental body
 in Germany which is then performing the function of
 the regulation of currency exchange.
7. CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable expenses
 and out-of-pocket charges of the Depositary and those
of any Registrar only in accordance with agreements in
writing entered into between the Depositary and the
Company from time to time.  The Depositary shall
 present its statement for such charges and expenses
 to the Company once every three months.  The charges
 and expenses of the Custodian are for the sole account
 of the Depositary.
The following charges shall be incurred by any party
depositing or withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company
 or an exchange of stock regarding the Receipts or
Deposited Securities or a distribution of Receipts
pursuant to Section 4.3 of the Deposit Agreement),
whichever applicable: (1) taxes and other governmental
 charges, (2) such registration fees as may from time
 to time be in effect for the registration of transfers
 of Shares generally on the Share register of the
 Company or Foreign Registrar and applicable to
 transfers of Shares to the name of the Depositary
or its nominee or the Custodian or its nominee on the
 making of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided in
the Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of
foreign currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or less per
 100 American Depositary Shares (or portion thereof)
 for the execution and delivery of Receipts pursuant
 to Section 2.3, 4.3 or 4.4 of the Deposit Agreement,
 and the surrender of Receipts pursuant to Section
2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02
 or less per American Depositary Share (or portion
thereof) for any cash distribution made pursuant to
 the Deposit Agreement including, but not limited to
 Sections 4.1 through 4.4 thereof and (7) a fee for
the distribution of securities pursuant to Section 4.2
 of the Deposit Agreement, such fee being in an amount
 equal to the fee for the execution and delivery of
American Depositary Shares referred to above which
would have been charged as a result of the deposit of
 such securities (for purposes of this clause (7)
treating all such securities as if they were Shares),
 but which securities are instead distributed by the
Depositary to Owners.
The Depositary, subject to Article (8) hereof, may own
 and deal in any class of securities of the Company and
 its affiliates and in Receipts.
8. PRE-RELEASE OF RECEIPTS.
Notwithstanding Section 2.3 of the Deposit Agreement,
 the Depositary may execute and deliver Receipts prior
 to the receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement ("Pre-Release").  The Depositary
 may, pursuant to Section 2.5 of the Deposit Agreement,
 deliver Shares upon the receipt and cancellation of
Receipts which have been Pre-Released, whether or not
 such cancellation is prior to the termination of
such Pre-Release or the Depositary knows that such
 Receipt has been Pre-Released.  The Depositary may
receive Receipts in  lieu of Shares in satisfactory
of a Pre-Release.  Each Pre-Release will be (a)
 preceded or accompanied by a written representation
 from the person to whom Receipts are to be delivered
 that such person, or its customer, owns the Shares
or Receipts to be remitted, as the case may be, (b)
 at all times fully collateralized with cash or such
 other collateral as the Depositary deems appropriate,
 (c) terminable by the Depositary on not more than five
 (5) business days notice, and (d) subject to such
further indemnities and credit regulations as the
 Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited under the
 Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
The Depositary may retain for its own account any
 compensation received by it in connection with the
 foregoing.
9. TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive
holder and Owner of this Receipt by accepting or holding
 the same consents and agrees, that title to this Receipt
 when properly endorsed or accompanied by proper
 instruments of transfer, is transferable by delivery
 with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered
on the books of the Depositary as the absolute owner
hereof for the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in the
 Deposit Agreement or for all other purposes.
10. VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits
under the Deposit Agreement or be valid or obligatory
 for any purpose, unless this Receipt shall have been
 executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the
Depositary and, if a Registrar for the Receipts shall
 have been appointed, countersigned by the manual or
 facsimile signature of a duly authorized officer of
the Registrar.
11. REPORTS; INSPECTION OF TRANSFER BOOKS.
The Company is subject to the periodic reporting
requirements of the Securities Exchange Act of 1934
 and, accordingly, files certain reports with the
 Securities and Exchange Commission (hereinafter
called the "Commission").   Such reports and communications
 will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.
The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.
 The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.
The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of
Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
12. DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the
Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.
Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among
 the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the
Depositary as provided in Section 5.9 of the Deposit
 Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary
Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering Receipts for fractional American
Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.
If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Notwithstanding any other provision of the Deposit
Agreement, in the event that the Depositary determines
 that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds, if any, of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
13. CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the
United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners
 on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
If at any time the Depositary shall determine that in
 its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency
(or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in
 Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
14. RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights
 and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.
 If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the
Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article, such
Receipts shall be legended in accordance with applicable
 U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
If the Depositary determines in its discretion that it
 is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such
Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
15. RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American
 Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary
Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
16. VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of German law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited
 Securities represented by their respective American
Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company. Upon the written request of an Owner of a Receipt on such record date,
 received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other
Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.
There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.
17. CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited
Securities shall be treated as new Deposited Securities
 under the Deposit Agreement, and American Depositary
Shares shall thenceforth represent the new Deposited
Securities so received in exchange or conversion, unless
 additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18. LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of
 God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the
 Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in
 the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1,
 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary
 may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the
Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting
 Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The
Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the
Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time,
 (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. The Depositary agrees to indemnify the
 Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith. If any action or claim shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to Section 5.8 of the Deposit Agreement (the "indemnified party"), the indemnified party shall, as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such party becomes aware of the same), notify the party against whom indemnity may be sought (the "indemnifying party")
 in writing of such action or claim, and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided however, that the indemnifying party shall not be entitled to assume such defense if the indemnified party reasonably objects on the ground that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party; in such circumstances, and also in the event of any action or claim being brought or threatened to be brought against any of the parties hereto, the other parties hereto shall provide, to the party against whom such action or claim is brought or threatened to be brought, such information and assistance as such party shall reasonably request, subject always to the provisions of the indemnity contained in Section 5.8 of the Deposit Agreement. Each party shall to the extent reasonable and practicable in all circumstances consult with each of the other parties as and when reasonably requested by
 such party in respect of any action or claim referred to in Section 5.8 of the Deposit Agreement. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, unless the indemnified party objects within a reasonable period as provided above, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party, in connection with any one such proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one counsel for the indemnified party (in addition to one local counsel in each such jurisdiction). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The obligations set forth in this paragraph and Section 5.8 of the Deposit Agreement shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified
 person. No Owner or other holder of Receipts shall have any rights under this paragraph or Section 5.8 of the Deposit Agreement. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
19. RESIGNATION AND REMOVAL OF THE DEPOSITARY.
The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its
discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.
20. AMENDMENT.
The form of the Receipts and any provisions of the Deposit
 Agreement may at any time and from time to time be amended without the consent of the owners or holders of outstanding
 Receipts by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.
 Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every
Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such
 Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.
 In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
21. TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of termination, the
 Owner of a Receipt, will upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,
 (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary
 Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the
Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the
 Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary
 with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary
 with respect to indemnification, charges, and expenses.
22. DISCLOSURE OF INTERESTS.
To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such limitation or blocking of rights and Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions and are deemed by their holding of Receipts to consent to any such limitation or blocking of rights.
23. COMPLIANCE WITH GERMAN LAW.
Each Owner agrees that such Owner is bound by and subject
 to German law and the Satzung of the Company as if such Owner were a holder of Shares, and each Owner agrees to comply with the provision of German law requiring such Owner to disclose within a prescribed period of time an interest in Shares in excess of 25% of such Shares outstanding, and/or such other percentage as may be required from time to time pursuant to any provision of German law, the Satzung of the Company or otherwise.
  Each Owner acknowledges that failure by an Owner to provide on a timely basis any such required notification of such Owner's interest in Shares may result in the withholding of certain rights in respect of such Owner's
 American Depositary Shares including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such
American Depositary Shares.
24. COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding anything in the Deposit Agreement or this
 Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

- 18 -

Exhibit A